EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-67543 of Marsh & McLennan Companies, Inc. on Form S-3 of our reports dated March 6, 1998, appearing and incorporated by reference in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



 New York, New York
 March 3, 1999


                                    /s/ Deloitte & Touche LLP